UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2007

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

P.O. Box 619566

DFW, Texas  75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 10, 2007, Michaels Stores, Inc. (the “Company”) entered into a Second  Amendment to Credit Agreement (the “ Second Amendment”) to the Company’s $2,400.0 million senior secured term loan facility with Deutsche Bank AG New York Branch, as administrative agent, and the other lenders a party thereto (the “Term Loan Credit Facility”).  The Second Amendment will become effective upon the satisfaction of certain conditions enumerated therein (the “Second Amendment Effective Date”).  The Second Amendment amends the Term Loan Credit Facility to reduce the applicable margin on our borrowings by 0.50% and to eliminate the consolidated secured debt ratio maintenance covenant.  As a result of the Credit Agreement Amendment, the applicable margins under the Term Loan Credit Facility will be 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings.  The Second Amendment also provides that if there is a repricing transaction that reduces the interest rate margins prior to the one year anniversary of the Second Amendment Effective Date, then each lender will be paid a fee of 1.0% of the principal amount of the loans that are repriced.

The above summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the full text of the Term Loan Credit Facility, a copy of which is attached as Exhibit 10.5 to the Company’s Form 10-Q for the period ended October 28, 2006, filed by the Company on December 7, 2006, SEC File No. 001-09338, and each is incorporated by reference into this Item 1.01.

Certain lenders under the Term Loan Credit Facility, as amended, have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of May 10, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: May 11, 2007	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of May 10, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners.